Exhibit 99.1

2Q21 CAPITAL MARKETS PRESENTATION JUNE 9, 2021

SAFE HARBOR COMMENTS

FORWARD-LOOKING STATEMENTS

This presentation contains "forward-looking" statements related to O-I Glass, Inc. (the "company") within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Section 27A of the Securities Act of 1933. Forward-looking statements reflect the company's current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words "believe," "expect," "anticipate," "will," "could," "would," "should," "may," "plan," "estimate," "intend," "predict," "potential," "continue," and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the company's future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the risk that the proposed plan of reorganization may not be approved by the bankruptcy court or that other conditions necessary to implement the agreement in principle may not be satisfied, (2) the actions and decisions of participants in the bankruptcy proceeding, and the actions and decisions of third parties, including regulators, that may have an interest in the bankruptcy proceedings, (3) the terms and conditions of any reorganization plan that may ultimately be approved by the bankruptcy court, (4) delays in the confirmation or consummation of a plan of reorganization due to factors beyond the company's and Paddock's control, (5) risks with respect to the receipt of the consents necessary to effect the reorganization, (6) risks inherent in, and potentially adverse developments related to, the bankruptcy proceeding, that could adversely affect the company and the company's liquidity or results of operations, (7) the impact of the COVID-19 pandemic and the various governmental, industry and consumer actions related thereto, (8) the company's ability to obtain the benefits it anticipates from the corporate modernization, (9) the company's ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving the company's operating efficiency and working capital management, achieving cost savings, and remaining well-positioned to address Paddock's legacy liabilities, (10) the company's ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (11) the company's ability to achieve its strategic plan, (12) the company's ability to improve its glass melting technology, known as the MAGMA program, (13) foreign currency fluctuations relative to the U.S. dollar, (14) changes in capital availability or cost, including interest rate fluctuations and the ability of the company to refinance debt on favorable terms, (15) the general political, economic and competitive conditions in markets and countries where the company has operations, including uncertainties related to Brexit, economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, natural disasters, and weather, (16) the company's ability to generate sufficient future cash flows to ensure the company's goodwill is not impaired, (17) consumer preferences for alternative forms of packaging, (18) cost and availability of raw materials, labor, energy and transportation, (19) consolidation among competitors and customers, (20) unanticipated expenditures with respect to data privacy, environmental, safety and health laws, (21) unanticipated operational disruptions, including higher capital spending, (22) the company's ability to further develop its sales, marketing and product development capabilities, (23) the failure of the company's joint venture partners to meet their obligations or commit additional capital to the joint venture, (24) the ability of the company and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy, (25) changes in U.S. trade policies, and the other risk factors discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or the company's other filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the company continually reviews trends and uncertainties affecting the company's results or operations and financial condition, the company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.

3 AT A GLANCE $6.1 BILLION in net sales in 2020 72 factories 20 countries 2020 PRODUCT PORTFOLIO 34% beer 19% wine 15% spirits 13% NAB 19% food GLASS IS THE MOST sustainable rigid packaging option Note: based on 2020 data MAGMA revolutionize manufacturing and creating new business models for glass 6,000+ direct customers 25,000+ employees worldwide

ADVANCING BOLD PLAN TO CHANGE BUSINESS FUNDAMENTALS

ENABLING A NEW PERIOD OF PROSPERITY

2021 PRIORITIES	1Q21 HIGHLIGHTS
1 MARGIN EXPANSION – STRONG OPERATING PERFORMANCE AND COST EFFICIENCIES	
$50M gross initiative benefits	$35M benefits 1Q21, accelerated activity given severe weather
Improve performance in North America	**Quick response to severe weather illustrates improved agility**
2 REVOLUTIONIZE GLASS – CREATE A NEW BUSINESS MODEL FOR GLASS PACKAGING	
Validate MAGMA Gen 1 in Germany	**Successful start-up of Holzminden MAGMA line**
Glass advocacy campaign	Approximately 110 million impressions on digital marketing campaign
Reposition ESG	Expanded initiatives, doubled goals, 2021 Sustainability report Q3
3 OPTIMIZE STRUCTURE – REBALANCE BUSINESS PORTFOLIO AND IMPROVE BALANCE SHEET	
Advance O-I's $1.15B divestiture program	$900M completed to-date; additional $50M land sales in advanced stages
Evaluate expansion opportunities	**Announced $75M investment in Andean funded by additional divestitures**
Increase cash flow and reduce debt	Favorable YTD FCF compared to historic trends; favorable working capital
Further efforts for a simple, agile organization	**Entered a strategic partnership for managed services**
Advance Paddock Enterprises, LLC Chapter 11 524(g) case	**Agreement in principle reached for Paddock's consensual plan of reorganization[1]**

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1. On April 26, 2021, O-I announced that its subsidiary Paddock Enterprises, LLC had reached an agreement in principle to accept the terms of a mediator's proposal regarding a consensual plan of reorganization under the Bankruptcy Code. The agreement provides for total consideration of $610 million to fund a trust on the effective date of a plan of reorganization, subject to definitive documentation and satisfaction of certain conditions.

5 100 111 103 100 51 108 0 25 50 75 100 125 150 Pre-Pandemic Pandemic Post-Pandemic Consumption Index Retail On Premise Source: Barclays -20% -15% -10% -5% 0% 5% 1Q20 2Q20 3Q20 4Q20 1Q21 O - I SHIPMENT TRENDS (VS PY) O-I AM EU Note: Volumes are on a year over year and same structure basis excluding ANZ. O - I and Americas up ~1.5% excluding impact of severe weather SHIPMENTS STABILIZE ACROSS ALL GEOGRAPHIES EST. FOOD & BEV CONSUMPTION TRENDS BY CHANNEL Pandemic disruption EXPECTED VOLUME GROWTH: ≥ 15% vs 2Q21; 3% – 4% vs FY21

6 MAGMA: REVOLUTIONIZING GLASS Note: based on 2020 data MAGMA reinvents how glass is made, enabling new and more profitable business models • New capacity at lower capital commitment and intensity • Total cost of ownership below legacy • Increased scalability and portability • Enter new markets in a more rapid and competitive fashion • Enhanced operational flexibility • Superior sustainability profile

7 In a world where SUSTAINABILITY is more important than ever, we are proud to make an inherently SUSTAINABLE product. • Made from four basic, natural, inert ingredients • Does not impact the product’s taste or integrity • Only food contact material ‘Generally Recognized as Safe’ by U.S. Food and Drug Administration • 100% percent recyclable – endlessly – into new food - safe glass packaging • Very circular – majority of containers recycled into new containers • Reusable and refillable up to 25x • Won’t harm the earth or oceans GLASS: THE WORLD’S MOST SUSTAINABLE PACKAGE SURVEY OF CONSUMER VIEWS ON SUSTAINABILITY OF PACKAGING SUBSTRATES Source: McKinsey and Company “Sustainability in packaging: Inside the minds of global consumers” (2020) CONSUMERS VIEW GLASS AS HIGHLY SUSTAINABLE

O-I SUSTAINABILITY GOALS

50%
TARGET

Increase recycled content to 50% average by 2030. O-I is taking a tailored approach to increase recycled content rates across its enterprise network as rates vary significantly by geography.

ZERO
WASTE

Reduce the amount of natural resource used and reduce the generation of waste by reuse and recycling as we drive towards a Zero Waste organization.

25%
WATER REDUCTION

We are committed to reducing our global water usage 25% by 2030, prioritizing operations in higher risk areas.

ZERO
INJURIES

As part of our journey toward zero injuries, we are committed to a 50% improvement of our Total Recordable Incident Rate (TRIR) by 2030.

40%
RENEWABLE

Renewable energy is a pillar in our strategy to lower carbon emissions. Our goal is to reach 40% renewable energy use by 2030 and to reduce total energy consumption by 9%.

R&D
TRANSFORMATION

Reinvent and re-imagine glassmaking – where the circularity of glass meets the potential of our MAGMA melting technology, low-carbon alternative fuels, and light-weighted glass packaging.

25%
GHG REDUCTION

Approved SBTi target to reduce GHG emissions 25% by 2030 (interim target of 10% by 2025).

SOCIAL
IMPACT

We see tremendous opportunity to positively impact the planet and communities where we operate. We will collaborate with customers, NGOs, suppliers and local leaders to make glass recycling available in 100% of our locations.

DIVERSITY
& INCLUSION

Create a diverse and inclusive environment where people feel welcomed to create a better future for themselves, each other, and O-I. We are focused on increasing all aspects of diversity across our team.

SUPPLY CHAIN
SUSTAINABILITY

Achieve sustainability balance, together, by aligning our supply chain with our 2030 sustainability vision and goals.



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9 2021 BUSINESS OUTLOOK EXPECT 2021 SALES VOLUMES, aEARNINGS AND FREE CASH FLOWS WILL SIGNIFICANTLY IMPROVE FROM 2020 LEVELS FY21 Sales Vol: + 3 to 4% 2Q21 Sales Vol: ≥ 15% FY21 aEPS: $1.55 to $1.75 2Q21 aEPS: $0.45 to $0.50 FY21 FCF: ~ $240M REAFFIRMING FY21 and 2Q21 OUTLOOK • 2Q21 likely at high - end of aEPS guidance range • 2Q21 sales vol trending ≥ 15%, consistent with guidance Outlook on April 29, 2021

10 Clear priorities for 2021 including MAGMA development Stable demand amid ongoing pandemic Strong operating performance driving improved results 2021 poised to significantly improve from prior year Glass – the world’s most sustainable package CONCLUSION

FINANCIAL APPENDIX

12 1Q21 SEGMENT FX IMPACT ON EARNINGS

NON-GAAP FINANCIAL MEASURES

The company uses certain non-GAAP financial measures, which are measures of its historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. Management believes that its presentation and use of certain non-GAAP financial measures, including adjusted earnings, adjusted earnings per share and free cash flow provide relevant and useful supplemental financial information, that is widely used by analysts and investors, as well as by management in assessing both consolidated and business unit performance. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

Adjusted earnings relates to net earnings from continuing operations attributable to the company, exclusive of items management considers not representative of ongoing operations because such items are not reflective of the company's principal business activity, which is glass container production. Adjusted earnings are divided by weighted average shares outstanding (diluted) to derive adjusted earnings per share. Management uses adjusted earnings and adjusted earnings per share to evaluate its period-over-period operating performance because it believes these provide useful supplemental measures of the results of operations of its principal business activity by excluding items that are not reflective of such operations. Adjusted earnings and adjusted earnings per share may be useful to investors in evaluating the underlying operating performance of the company's business as these measures eliminate items that are not reflective of its principal business activity.

Further, free cash flow relates to cash provided by continuing operating activities less cash payments for property, plant and equipment. Management has historically used free cash flow to evaluate its period-over-period cash generation performance because it believes this has provided a useful supplemental measure related to its principal business activity. Management uses non-GAAP information principally for internal reporting, forecasting, budgeting and calculating compensation payments.

The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP measures adjusted earnings and earnings per share for the quarter ending June 30, 2021 and the year ending December 31, 2021, to its most directly comparable GAAP financial measures, earnings from continuing operations attributable to the Company because management cannot reliably predict all of the necessary components of this GAAP financial measure without unreasonable efforts. Earnings from continuing operations attributable to the Company includes several significant items, such as restructuring charges, asset impairment charges, charges for the write-off of finance fees and the income tax effect on such items.
The decisions and events that typically lead to the recognition of these and other similar items are complex and inherently unpredictable, and the amount recognized for each item can vary significantly. Accordingly, the Company is unable to provide a reconciliation adjusted earnings and adjusted earnings per share to earnings from continuing operations attributable to the Company or address the probable significance of the unavailable information, which could be material to the Company's future financial results.

The Company routinely posts important information on its website at **o-i.com/investors**.

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14 FREE CASH FLOW RECONCILIATIONS Forecast for Year Ended March 31, 2021 March 31, 2020 June 30, 2020 Sept 30, 2020 Dec 31, 2020 March 31, 2019 June 30, 2019 Sept 30, 2019 Dec 31, 2019 Dec 31, 2020 Dec 31, 2019 Dec 31, 2021 Cash provided by (utilized in) operating activities (56)$ (315)$ 181$ 262$ 329$ (595)$ (67)$ 416$ 654$ 457$ 408$ 615$ Cash payments for property, plant and equipment (93) (120) (69) (57) (65) (121) (112) (100) (93) (311) (426) (375) Free cash flow (non-GAAP) (149)$ (435)$ 112$ 205$ 264$ (716)$ (179)$ 316$ 561$ 146$ (18)$ 240$ Three Months Ended Year Ended